                           SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Solicitation Material Pursuant to (S)240.14a-11(c) or (S) 240.14a-12

                              FIRST MUTUAL FUNDS
               (Name of Registrant as Specified in Its Charter)


     (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[_]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(2) or Item 22(a)(2) of
     Schedule 14A.
[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

          1)   Title of each class of securities to which transaction applies:
               ................................................
          2)   Aggregate number of securities to which transaction applies:
               ................................................
          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          .....................................................
          4)   Proposed maximum aggregate value of transaction:
          .....................................................
          5)   Total fee paid:
          .....................................................

[X]  Fee paid previously under preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

                              FIRST MUTUAL FUNDS
================================================================================
            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
                                AUGUST 8, 1996
================================================================================

To the Shareholders of First Mutual Funds:

Notice is hereby given that the Annual Meeting of Shareholders of First Mutual Funds (the "Trust") will be held at Fund/Plan Services, Inc., 2 W. Elm Street, Conshohocken, Pennsylvania 19428 on August 8, 1996 at 11:00 a.m. for the purpose of considering and acting upon the following:

     1.   Election of eight Trustees;

     2. Ratification or rejection of the selection by the Board of Trustees of Tait, Weller & Baker to audit the accounts of the Trust for the fiscal year ending June 30, 1996;

     3. Approval or disapproval of the proposed amendments to the Investment Advisory Agreement between the Trust and Trainer, Wortham & Co., Inc. increasing the management fee payable by the Trust;

     4. Transaction of such other business as may properly come before the meeting.

The matters referred to above are discussed in detail in the Proxy Statement attached to this Notice. Each shareholder is invited to attend the Annual Meeting of Shareholders in person. Shareholders of record at the close of business on June 10, 1996, have the right to vote at the meeting. If you cannot be present at the meeting, we urge you to fill in, sign, and promptly return the enclosed proxy in order that the meeting can be held and a maximum number of shares may be voted.

                                        By order of the Board of Trustees,


June 24, 1996                           Debra L. Clark
New York, NY                            Secretary

================================================================================
YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. IN ORDER TO AVOID THE UNNECESSARY EXPENSE OF FURTHER SOLICITATION, WE URGE YOU TO INDICATE VOTING INSTRUCTIONS ON THE ENCLOSED PROXY, DATE AND SIGN IT, AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.
================================================================================

                              FIRST MUTUAL FUNDS
                             1 EAST PUTNAM AVENUE
                                   3RD FLOOR
                              GREENWICH, CT 06830

================================================================================
                                PROXY STATEMENT
                 Annual Meeting of Shareholders to be held on
                                August 8, 1996
================================================================================

This proxy statement is furnished to the shareholders of First Mutual Funds (the "Trust") in connection with the solicitation of proxies by the Board of Trustees of the Trust for use at the Annual Meeting of Shareholders to be held at 11:00 a.m. (Eastern Time) on August 8, 1996 at Fund/Plan Services, Inc., 2 W. Elm Street, Conshohocken, Pennsylvania (such meeting and any adjournments thereof referred to as the "Meeting").

All proxies solicited by the Board of Trustees which are properly executed and received by the Secretary prior to the Meeting will be voted at the Meeting in accordance with the shareholders' instructions thereon. If no instruction is given on a proxy, it will be voted FOR the election of each of the nominees for trustee named below unless authority to vote for a particular nominee is withheld, FOR ratification of the selection of Tait, Weller & Baker as independent accountant, and FOR approval of proposed amendments to the Investment Advisory Agreement between the Trust and Trainer, Wortham & Co., Inc. increasing the investment advisory fee payable by the Trust on Trust assets over $40,000,000. Proxies delivered pursuant to this solicitation may be revoked by written notification to the Trust, the execution of a proxy with a later date, or by attendance and voting at the Meeting in person, provided that notice of the revocation has been given to the Secretary of the Trust. This Proxy Statement and the enclosed Proxy are expected to first be distributed to Shareholders on or about June 24, 1996.

The close of business on June 10, 1996 has been fixed as the record date for the determination of shareholders entitled to receive notice of, and to vote at, the Meeting. On that date there were 2,314,106.123 shares of the Trust issued and outstanding. Each share is entitled to one vote. Fractional shares are entitled to a proportionate fractional vote. Cumulative voting in election of trustees is not permitted.

THE ANNUAL REPORT OF THE TRUST, CONTAINING FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED JUNE 30, 1995, AND THE MOST RECENT SEMI-ANNUAL REPORT ARE AVAILABLE AT NO COST TO SHAREHOLDERS UPON REQUEST BY CONTACTING THE TRUST AT 1-800-257-4414. IT IS NOT TO BE REGARDED AS PROXY SOLICITING MATERIAL.

As of June 10, 1996, those persons who are known to be the beneficial owners of more than five percent of the Trust's shares of common stock are as follows:

- --------------------------------------------------------------------------------
                                         Number of
Name and Address of Beneficial Owner    Shares Held            Percentage
- --------------------------------------------------------------------------------
RONCOM PRODUCTIONS EMPLOYEES               141,093.001                6.09
DEFERRED PROFIT SHARING TRUST
845 Third Avenue, 6th Floor
New York, NY  10022
- --------------------------------------------------------------------------------
PERRY R. COMO                             155,545.512                6.72
c/o TRAINER WORTHAM & CO., INC.
845 Third Avenue, 6th Floor
New York, NY  10022
- --------------------------------------------------------------------------------
TRAINER WORTHAM                           406,770.230               17.55
PROFIT SHARING TRUST
c/o TRAINER, WORTHAM & CO., INC.
845 Third Ave., 6th Floor
New York, NY  10022
- --------------------------------------------------------------------------------

The solicitation of proxies is being made primarily through mailing this Proxy Statement and the accompanying Proxy. Additional solicitation may be made by the officers or trustees of the Trust by mail, telephone or telegraph, or in person. It is not anticipated that any solicitations will be made by specially engaged employees or paid proxy solicitors. The cost of the preparation of this Proxy Statement and Proxy and the costs of solicitations will be borne by the Trust.

A majority of the shares issued and outstanding and entitled to vote, present in person or represented by proxy, constitute a quorum for the transaction of business at the meeting. If a quorum is not present or represented at the meeting, the holders of a majority of the shares present in person or by proxy shall have the power to adjourn the meeting to a later date, without notice other than announcement at the meeting, until a quorum shall be present or represented. Votes cast by proxy or in person at the meeting will be counted by persons appointed by the Trust to act as election inspectors for the meeting.

With respect to the election of trustees (Proposal 1), the eight nominees receiving the greatest number of votes will be elected. The affirmative vote of the majority of the shares represented at the meeting, assuming a quorum is present, is required to ratify the selection of independent auditors (Proposal
2). The affirmative vote of "a majority of the outstanding voting securities" of the Trust, as defined in the Investment Company Act of 1940, (the "1940 Act") represented at the meeting in person or by proxy is required to approve the proposed amendments to the Investment Advisory Agreement (Proposal 3). Under the 1940 Act, a "vote of a majority of the outstanding voting securities" of the Trust means the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of the Trust or (2) 67% or more of the shares present in person or by proxy at a shareholders' meeting if more than 50% of the Trust's outstanding shares are represented at the meeting in person or by proxy.

The election inspectors will count the total number of votes cast "for" approval of the proposals for the purpose of determining whether sufficient affirmative votes have been cast. The election inspectors will count shares represented by proxies that withhold authority to vote for a nominee for election as a trustee or that reflect abstentions or "broker non-votes" (i.e., shares held by brokers or nominees as to which: (i) instructions have not been received from the beneficial owners or persons entitled to vote; and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum. With respect to the election of trustees, the ratification of auditors, and other proposals, withholding authority to vote, abstentions, and broker non-votes have the effect of a negative vote on the proposal.

================================================================================
                                PROPOSAL NO. 1
                             ELECTION OF TRUSTEES
================================================================================

Eight trustees, constituting the entire Board of Trustees, are to be elected at the Meeting. Each trustee so elected will hold office until the next Meeting of Shareholders and until his/her successor is elected and qualifies, or until his/her term as trustee is terminated as provided in the Trust's By-Laws. The persons named as proxies in the accompanying proxy have been designated by the Board of Trustees and intend to vote for the nominees named below, each of whom has consented to serve if elected. All of the nominees, except Therese Thibadeau, were most recently elected as trustees of the Trust at the Annual Meeting of Shareholders held on January 17,1995. Ms. Thibadeau was elected by the Board of Trustees on February 5, 1996. Should any nominee withdraw from the election or otherwise be unable to serve, the named proxies will vote for the election of such substitute nominee as the Board of Trustees may recommend, unless a decision is made to reduce the number of trustees serving on the Board.

The following table sets forth certain information about the nominees:

Nominee                  Principal Occupation                         Age       Trustee        Trust Shares
                         for Past Five Years                                    Since          Owned
                                                                                               Beneficially on
                                                                                               June 10, 1996/3/
- -------------------------------------------------------------------------------------------------------------------------
James F. Twaddell        Chairman of the Board of the Trust;          56        1979              181.438
                         Investment Banker at Schneider
                         Securities, Inc. since June 1995;
                         Chairman of the Board, Director and
                         Registered Representative of Barclay
                         Investment, Inc. until June 1995.


David P. Como/1,2/       President of the Trust; Managing             49        1984              838.046
                         Director, Trainer, Wortham & Co., Inc.
                         since September, 1990; Managing
                         Director and Vice President of BIL,
                         Trainer, Wortham, Inc. from January,
                         1988 to September, 1990; Vice-
                         President and Investment Counselor for
                         Trainer, Wortham & Co., Inc. from
                         1970 to 1988.

Robert H. Breslin, Jr.   Partner in law firm of Breslin &             67        1979              410.092
                         Sweeney, Warwick, RI.

Raymond Eisenberg        Chairman of the Audit Committee of           72        1960            6,799.323
                         the Board; President of Raymond
                         Eisenberg & Associates, PC
                         Accountants and Auditors, New
                         Bedford, MA

David Elias/1/           President and Chief Investment Officer       50        1991                0.000
                         of Elias Asset Management, Inc.,
                         Buffalo, NY

Robert S. Lazar          Member of the Audit committee of the         52        1976              599.345
                         Board; Retired; formerly an Engineer;
                         Director, Newport Federal Savings
                         Bank, Newport, RI.

Martin S. Levine         Member of the Audit Committee of the         42        1994                0.000
                         Board; controller and Chief Financial
                         Officer, John P. Picone Inc.,
                         Contractors and Engineers, Lawrence,
                         N.Y. from 1984 to present.

Therese Thibadeau/1/     Private investor; Member of the Board        48        1995           15,432.099
                         of St. Edwards Church in Palm Beach.

1 "Interested person" within the meaning of Section 2(a)(19) of the Investment Company Act of 1940. Mr. Como is an "interested person" by reason of his affiliation with the Trust's investment advisor and as a result of being an officer of the Trust. Mr. Elias may be regarded as an "interested person" by reason of a material business relationship with the Trust's investment advisor. Ms. Thibadeau is an "interested person" by reason of her immediate family relationship with Mr. Como.

2    Mr. Como an officer of the Trust is a participant in the Trainer
     Wortham Profit Sharing Trust, which held 406,770.230 shares, (17.57%), of the Trust on the record date.

3 In aggregate, the trustees owned beneficially 24,260.343 shares (1.05%), of the Trust on the record date.

David P. Como, a nominee for trustee, is an officer, employee, director, and shareholder of the Trust's investment advisor, Trainer, Wortham & Co., Inc.

There have been no purchases or sales of the securities of the Trust's investment advisor since July 1, 1994 by any trustee or nominee for trustee.

The Trust has a separate nominating committee, which consists of the Trust's trustees who are not "interested persons" of the Trust (as that term is defined in the Investment Company Act of 1940, as amended), whose members are Messrs. Eisenberg, Breslin, Lazar, Levine and Twaddell. The trustees will, subject to the provisions of the Investment Company Act of 1940, fill any vacancies on the Board with the exception that: (i) the selection and nomination of trustees who are not "interested persons" of the Trust will be at the discretion of the disinterested trustees; and (ii) a majority of the trustees have been approved by the shareholders. The Trust also has an Audit Committee of which Messrs. Eisenberg, Lazar, Breslin and Levine are members. Mr. Como serves as an ex-officio member of the Audit Committee pursuant to the Trust's By-Laws. The Board of Trustees and the Audit Committee met four times during the Trust's last fiscal year. All of the trustees who are also nominees attended all of the Board meetings with the exception of Mr. Elias who was absent for the October 18, 1994 meeting. Each of the trustees who are also nominees attended at least 75% of the number of meetings of the Board of Trustees during the last fiscal year. Each of the members of the Audit Committee attended all of those meetings.

Each trustee, other than Messrs. Como and Elias, receives $200 per meeting of the Board attended. Audit committee members also receive $200 for each committee meeting attended. Trustees are also reimbursed for expenses, if any, that are incurred in connection with attendance at meetings. The aggregate compensation paid by the Trust to each of its trustees and executive officers serving during the fiscal year ended June 30, 1995, is set forth in the compensation table below.

Name of Trustee               Aggregate                Pension or               Total Compensation
                              Compensation from        Retirement Benefits      from Trust and Trust
                              the Trust                Accrued as Part of       Complex
                                                       Trust's Expenses
- ------------------------------------------------------------------------------------------------------------------
James F. Twaddell             NONE                       NONE                      NONE
Trustee

Robert H. Breslin, Jr.        $1,600                     NONE                      $1,600
Trustee

David P. Como                 NONE                       NONE                      NONE
Trustee & President

Raymond Eisenberg             $1,600                     NONE                      $1,600
Trustee

David Elias                   NONE                       NONE                      NONE
Trustee

Robert S. Lazar               $1,600                     NONE                      $1,600
Trustee

H. Williamson Ghriskey, Jr.   NONE                       NONE                      NONE
Treasurer

Martin S. Levine              $1,600                     NONE                      $1,600
Trustee

No compensation is paid by the Trust to trustees or officers of the Trust who are employees of Trainer, Wortham & Co., Inc.

EXECUTIVE OFFICERS OF THE TRUST

Information with respect to executive officers, other than Mr. Como, is as follows:

Name (Age)                         Position with Trust      Aggregate                Principal
                                                            Compensation from        Occupation(s) during
                                                            Trust                    the past five years
- ------------------------------------------------------------------------------------------------------------------
H. Williamson Ghriskey (51)        Treasurer                NONE                     Managing Director, Trainer,
                                                                                     Wortham & Co., Inc. from
                                                                                     October, 1990 to present;
                                                                                     Managing Director of BIL,
                                                                                     Trainer Wortham, Inc. and
                                                                                     Vice-President from January,
                                                                                     1988 to September, 1990;
                                                                                     Vice-President of Trainer,
                                                                                     Wortham & Co., Inc. from
                                                                                     September, 1978 to January,
                                                                                     1988; Director of Trainer,
                                                                                     Wortham & Co., Inc. from
                                                                                     1982 to 1988.

Debra L. Clark (37)                Secretary                NONE                     Mutual Fund and Marketing
                                                                                     Distribution Agent of First
                                                                                     Mutual Funds From 1993 to
                                                                                     present; Vice President
                                                                                     & Director of Fund/Plan
                                                                                     Broker Services 1987 TO 1993.

Charles H.G. Honey (25)            Vice President           NONE                     Equity Analyst, Woodward
                                                                                     and Associates from June, 1993
                                                                                     to May, 1994.  Sr. Research
                                                                                     Analyst Trainer, Wortham &
                                                                                     Co., Inc. May, 1994 to present.

THE BOARD OF TRUSTEES RECOMMENDS THAT THE TRUST'S SHAREHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR TRUSTEE.

================================================================================
                                PROPOSAL NO. 2
           RATIFICATION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
================================================================================

At a meeting of the Trust's Board of Trustees held on October 17, 1995, upon the recommendation of the Audit Committee, a majority of the Board of Trustees who are not interested persons of the Trust (as defined in the Investment Company Act of 1940) selected Tait, Weller & Baker as independent certified public accountants for the Trust for the fiscal year ending June 30, 1996. The ratification or rejection of that selection of Tait, Weller & Baker is to be voted upon at the Meeting and it is intended that the persons named in the accompanying proxy will vote for Tait, Weller & Baker, unless contrary instructions are given. Representatives of Tait, Weller & Baker are not expected to be present at the Meeting but will be available telephonically to respond to appropriate questions.

The Trust's financial statements for the fiscal year ended June 30, 1995, were examined by Tait, Weller & Baker and, in connection with its audit, that firm reviewed for the fiscal year ended June 30, 1995, the accounting controls and procedures used for handling the custody of the trust's securities.

THE BOARD OF TRUSTEES, INCLUDING ALL NON-INTERESTED TRUSTEES, RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE SELECTION OF TAIT, WELLER & BAKER AS INDEPENDENT ACCOUNTANTS.

================================================================================
                                PROPOSAL NO. 3
           APPROVAL OF PROPOSED AMENDMENTS TO THE TRUST'S INVESTMENT
          ADVISORY AGREEMENT INCREASING THE MANAGEMENT FEE PAYABLE BY
                                   THE TRUST
================================================================================

INTRODUCTION
- ------------

Shareholders of the Trust are being asked to approve amendments to the Trust's Investment Advisory Agreement (the "Amendments"), which, if approved, will change the management fee structure from a graduated to a flat fee, but will not change the way the Trust is managed, advised or operated. The factors considered by the Board of Trustees in determining the reasonableness and fairness of the proposed management fee increase are described below under

"Factors Considered by the Board of Trustees." Other proposed changes in certain terms or conditions of the Investment Advisory Agreement are discussed below. The Board of Trustees has determined that the Amendments are in the best interest of the Trust and its shareholders. In the event the Amendments are not approved, Trainer, Wortham & Co., Inc. will continue to provide investment advisory services to the Trust under the existing Investment Advisory Agreement and will be compensated at the current advisory fee rates.

A copy of the proposed, amended Investment Advisory Agreement is attached to this proxy statement as Exhibit A. If approved by shareholders at the Meeting, the proposed amendments to the Investment Advisory Agreement will become effective on September 1996.

INFORMATION ABOUT THE ADVISOR
- -----------------------------

Trainer, Wortham & Co., Inc. ("Trainer Wortham" or the "Advisor"), 845 Third Avenue, 6th Floor, New York, New York 10022, serves as investment advisor to the Trust. Trainer Wortham continues an investment counseling business which began in 1924 as Trainer & Associates. Trainer Wortham is registered as an investment advisor under the 1940 Act and supervises approximately $1.5 billion in investment accounts. Trainer Wortham provides investment management services to the Trust under an Investment Advisory Agreement dated October 31, 1991 (the "Advisory Agreement"). Trainer Wortham is owned entirely by the officers active in the day-to-day management of portfolios. By reason of his stock ownership of approximately 45% of Trainer Wortham, Charles V. Moore, the President of Trainer Wortham, may be said to be a "controlling person" of that firm.

The name and principal occupation of the principal executive officer and each managing director of Trainer Wortham is set forth below. Each individual owns 10% or more of the outstanding voting securities of Trainer Wortham. The address for each of the persons named below is 845 Third Avenue, 6th Floor, New York, New York 10022.

          Name                          Principal Occupation
- --------------------------------------------------------------------------------
A. Alexander Arnold, III                Managing Director, Trainer, Wortham &
                                        Co., Inc.

David P. Como/1/                        Managing Director, Trainer, Wortham &
                                        Co., Inc

H. Williamson Ghriskey, Jr./1/          Managing Director, Trainer, Wortham &
                                        Co., Inc

Charles V. Moore                        President and Managing Director, Trainer,
                                        Wortham & Co., Inc

____________________________________

1. Messrs. Como and Ghriskey are also officers of the Trust. Mr. Como is President; Mr. Ghriskey is Treasurer.

INFORMATION CONCERNING THE INVESTMENT ADVISORY CONTRACT
- -------------------------------------------------------

The Advisor manages the Trust under an Investment Advisory Agreement dated October 31, 1991. Under the Advisory Agreement, it is the responsibility of the Advisor to continuously provide the Trust with investment management services, including investment research, advice and supervision, determining which securities shall be purchased or sold by the Trust, making purchases and sales of securities on behalf of the Trust and determining how any rights of the Trust shall be exercised.

The Advisory Agreement provides that the Advisor will manage the Trust's investment portfolio, subject to the general supervision of the Trust's Board of Trustees and in accordance with the Trust's investment objectives, policies, and restrictions. Pursuant to the Advisory Agreement, the Advisor is not liable for any mistake of judgment, mistake of law, or other loss to the Trust in connection with the performance of the Advisory Agreement except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for its services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Advisor in the performance of its duties, or by reason of its reckless disregard of its obligations under the Advisory Agreement.

Under the current Advisory Agreement, the Advisor receives an annual investment advisory fee, accrued daily and paid quarterly, of 0.75% of the first $40,000,000 of the average daily net assets of the Trust and 0.50% on average daily net assets over $40,000,000. During the fiscal year ended June 30, 1995, the Trust paid the Advisor investment advisory fees aggregating $139,966 (or
 .69% of the average net assets of the Trust for that period).

The advisory fee payable by the Trust has not been changed since October 31, 1991 when the current advisory fee was approved by shareholders at a special shareholders' meeting held on October 15, 1991. Continuance of the Advisory Agreement in its present form has been approved by the Board of Trustees each year since 1991. The terms of the Investment Advisory Agreement dated October 31, 1991, were last approved at an Annual Meeting of Shareholders held on January 17, 1995; and by the Trust's Board of Trustees at a meeting held on October 17, 1995. Any renewal thereof must be approved at least annually by (a) the vote of the majority of the Trust's trustees who are not parties to the agreement or "interested person" of any such party, cast in person at a meeting called for the purpose of voting on such approval and (b) by the Trust's Board of Trustees or by a vote of a majority of the outstanding shares of the Trust.

Under the Advisory Agreement, if the total expenses borne by the Trust in any fiscal year exceed expense limitations imposed by applicable state securities regulation, Trainer Wortham will reimburse the Trust for such excess. At the present time, the most restrictive state expense limitation limits the Trust's annual expenses (excluding interest, taxes, distribution expense, brokerage commissions and extraordinary expenses, and other expenses subject to approval by state securities administrators) to 2.5% of the first $30 million of its average daily net assets and 1.5% of its average daily net assets in excess of $100 million.

PROPOSED CHANGE TO THE ADVISORY FEE STRUCTURE
- ---------------------------------------------

The proposed amendments to the Advisory Agreement would increase the amount of advisory fees paid by the Trust to Trainer Wortham on Trust assets exceeding $40,000,000. The

Amendments replace the current graduated investment advisory fee rate with a flat fee rate of 0.75% of the Trust's average daily net assets. The effect of this change will be that the Trust would pay the higher fee of 0.75% on Trust assets over $40,000,000 rather than the reduced rate of 0.50% on such assets. The proposed flat fee structure would not have increased the amount of investment advisory fees paid by the Trust for the fiscal year ended June 30, 1995, nor would it have increased the fees payable in the current fiscal year, because the Trust's average daily net assets have not exceeded $40,000,000. However, shareholders should be aware that adoption of the Amendments may result in higher future advisory fees, and in turn higher future total expenses, for the Trust than are provided for under the current Advisory Agreement. However, the Trust's expense ratio would not increase from its present level as a result of the adoption of the Amendments since the higher advisory fee rate (0.75% of average daily net assets) is already being paid by the Trust.

FACTORS CONSIDERED BY THE BOARD OF TRUSTEES
- -------------------------------------------

The Board of Trustees has considered various matters in determining the reasonableness and fairness of the proposed change in the management fee payable by the Trust. The Trust's legal counsel advised the Board of Trustees on the nature of the matters to be considered and the standards to be used by the Board of Trustees in reaching its decision.

In presenting the proposed advisory fee schedule to the Board of Trustees, officers of the Trust stated that they believe that the current investment advisory fee structure does not accurately reflect the complexity and related costs of advising the Trust. In reaching its decision, the Board of Trustees examined and weighed many factors, including: (1) the nature and quality of the services rendered and the results achieved by the Advisor in the areas of investment management (including investment performance comparisons with other mutual funds and certain indices) and administrative services; (2) changes in the mutual fund industry that have affected the Trust; (3) comparisons of the proposed advisory fee schedule to the fee schedules of comparable mutual funds, the impact of the proposed advisory fee increase on the Trust's expense ratio and comparisons of the Trust's expense ratio to the expense ratios of comparable mutual funds; (4) the costs borne by the Advisor in providing investment advisory and management services to the Trust; (5) the payments received by the Advisor from all sources involving the Trust; (6) financial, personnel and structural information as to the Advisor's organization, including the costs borne by, and profitability of, the Advisor in providing service of all types to the Trust; (7) the organizational capabilities and financial condition of the Advisor; and (8) an analysis of the proposed fee structure and the Trust's expense ratio.

In deciding to approve the Amendments, the trustees relied in part on their experience in overseeing, on an ongoing basis, the nature, quality and extent of Trainer Wortham's services to the Trust. The trustees considered the performance of the Trust as compared to the performance of other mutual funds with comparable objectives and as compared to securities indices. The nature and quality of the investment advice rendered by the Advisors as well as the backgrounds of the managers and other executive personnel were also considered. The trustees took into account the investment results of the Trust during the last six months of 1995.

The trustees were provided with information prepared to assist them in their consideration of this issue. In this regard, information was obtained from Lipper Analytical Services, Inc. ("Lipper"), a third-party research organization, unaffiliated with either Trainer Wortham or the Trust, which provides an independent analysis of the expenses of the Trust in comparison with those of other capital appreciation funds, as classified by Lipper.


OTHER PROPOSED CHANGES TO THE ADVISORY AGREEMENT
- ------------------------------------------------

Besides increasing the investment advisory fee payable on Trust assets exceeding $40,000,000, the Amendments provide for certain other changes to the Advisory Agreement. Such changes would not affect the nature or quality of the investment advisory services provided to the Trust. The Amendments would update certain provisions of the Advisory Agreement to reflect changes that have occurred with respect to the Trust since October 31, 1991, the effective date of the current Advisory Agreement. Among these changes are the reorganization of the Trust from a Rhode Island corporation to a Delaware business trust which occurred on January 17, 1995. Upon reorganization, the Trust also changed from a non-diversified investment company to a diversified investment company. Pursuant to the Amendments, references to the Trust as a Rhode Island corporation and as a non-diversified investment company would be deleted from the Advisory Agreement. Instead the Trust would be referred to in the Advisory Agreement as a Delaware business trust.

Another proposed change would affect the Advisor's termination rights under the Advisory Agreement. Currently, Trainer Wortham is permitted to terminate the Agreement upon sixty days written notice to the Trust. The Amendments would require Trainer Wortham to provide ninety days written notice of termination to the Trust.

Furthermore, the Amendments would modify the Trust's policies with regard to the selection of broker-dealers by the Advisor, as discussed in greater detail below.

PORTFOLIO TRANSACTIONS AND BROKERAGE COMMISSIONS
- ------------------------------------------------

It is the policy of the Trust to secure the execution of orders on its portfolio transactions in an effective manner at the most favorable price. When the execution and price offered by two or more brokers or dealers are comparable, the Trust's investment advisor may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers who provide the investment advisor with research advice and other services. It is not the policy of the Trust to deal solely with one broker, but it is the Trust's intention to place portfolio transactions with those brokers which provide the most favorable combination of price, execution and services to the Trust. Currently research services are a factor in selection of brokers, but payment in excess of brokerage commissions charged by other brokers is not made in recognition of research services. The Amendments, however, would permit such payments provided certain conditions have been met. Pursuant to the Amendments, the Advisor would be authorized, subject to applicable laws and regulations and with the prior approval of the Trust's Board of Trustees, to pay a broker or dealer who provides brokerage and research services a commission for executing a portfolio transaction for the Trust which is in excess of the amount of commission another broker or dealer would have charged for that transaction in such instances where the Advisor determines in good faith that such commission was reasonable. In making such determination, the Advisor would consider the value of the brokerage and research services to that particular transaction or with respect to the overall responsibilities of the Advisor to the Trust. The reasonableness of such brokerage commissions also would be evaluated by comparisons to fees charged by other brokers or dealers where the execution and services are comparable.

In addition, the Amendments would allow Trainer Wortham to take into account the sale of the Trust's shares in allocating purchase and sales orders for portfolio securities to brokers or dealers (including affiliated brokers and dealers), provided that Trainer Wortham believes that the quality of execution and the commission are comparable to what they would be at other qualified firms. Trainer Wortham believes that having the discretion to allocate purchase and sales orders in such a manner may benefit the Trust by facilitating the sale of its shares. This brokerage allocation policy might be an incentive for brokers to sell Trust shares under future distribution arrangements that may be undertaken by the Trust.

During the year ended June 30, 1995, the Trust paid a total of $135,000 in brokerage commissions. The Trust's portfolio turnover rate for the fiscal year ended June 30, 1995 was 197.60%

The Trust has in the past paid brokerage commissions to brokers which are affiliated with officers and trustees of the Trust. For the year ended June 30, 1995, the Trust paid no such brokerage commissions.

THE BOARD OF TRUSTEES, INCLUDING ALL NON-INTERESTED TRUSTEES, RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE PROPOSED AMENDMENTS TO THE INVESTMENT ADVISORY AGREEMENT.

================================================================================

                            ADDITIONAL INFORMATION

================================================================================

INFORMATION CONCERNING THE TRUST'S DISTRIBUTOR AND ADMINISTRATOR
- ----------------------------------------------------------------

Fund/Plan Broker Services, Inc. (the "Distributor") is the Distributor of the Trust's shares pursuant to an Underwriting Agreement dated as of October 31, 1995, which was last approved at a meeting of the Trust's Board of Trustees held on October 31, 1995. The Distributor is a Pennsylvania corporation formed on April 19, 1989, and is a broker-dealer registered with the Securities and Exchange Commission and a member of the National Association of Securities Dealers, Inc. ("NASD"). The Distributor, located at 2 West Elm Street, Conshohocken, PA 19428, is a wholly-owned subsidiary of Fund/Plan Services, Inc. At the present time, the Distributor serves in such capacity for eight other funds.

The Distributor serves as exclusive agent for the continuous sale of the Trust's shares on a best efforts basis only, against purchase orders for the shares. There are no sales charges or redemption charges.

Fund/Plan Services, Inc. ("FPS") serves as the Trust's administrator, transfer agent and accounting/pricing agent. FPS is located at the same address as the Distributor.

SHAREHOLDER PROPOSALS
- ---------------------

A shareholder proposal intended to be represented at any meeting hereafter called must be received by the Trust within a reasonable time before the solicitation relating thereto is made in order to be included in the notice of meeting, proxy statement and form of proxy relating to such meeting. Under the current By-Laws of the Trust, meetings of shareholders are required to be held only when necessary under the 1940 Act. It is therefore unlikely that shareholder meetings will be held on an annual basis. The submission by a shareholder of a proposal for inclusion in the proxy statement does not guarantee that it will be included. Shareholder proposals are subject to certain regulations under federal law.

================================================================================

                                 OTHER MATTERS

================================================================================

Management of the Trust knows of no other matters which are to be brought before the Meeting. However, if any other matters come before the Meeting, it is intended that the persons named in the enclosed form of Proxy, or their substitutes, will vote the Proxy in accordance with their judgment on such matters.

DATE: June 24, 1996                     By order of the Trustees,

                                        Debra L. Clark
                                        Secretary

                                                                       EXHIBIT A
                         INVESTMENT ADVISORY AGREEMENT

     AGREEMENT made as of September 30, 1996 between FIRST MUTUAL FUNDS, a Delaware business trust (herein called the "Trust"), and TRAINER, WORTHAM & CO., INC., a New York corporation with its principal offices at 845 Third Avenue, 6th Floor, New York, NY 10022 ( "Investment Advisor").

     WHEREAS, the Trust is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended ("1940 Act"); and

     WHEREAS, the Trust desires to retain the Investment Advisor to furnish investment advisory and administrative services with respect thereto to the Trust, and the Investment Advisor is willing to so furnish such services;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

     1.   Appointment. The Trust hereby appoints the Investment Advisor to act
          -----------
as investment advisor to the Trust for the period and on the terms set forth in this Agreement. The Investment Advisor accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

     2.   Delivery of Documents. The Trust has furnished the Investment Advisor
          -------- -- ---------
with copies of each of the following:

          (a) Resolutions of the Trust's Board of Trustees authorizing the appointment of the Investment Advisor and approving this Agreement;

          (b) The Trust's most recent prospectus and Statement of Additional Information (such prospectus and Statement of Additional Information, as presently in effect and all amendments and supplements thereto, are herein called the "Prospectus").

     The Trust will furnish the Investment Advisor from time to time with copies of all amendments of or supplements to the foregoing.

     3.   Management. Subject to the supervision of the Trust's Board of
          -----------
Trustees, the Investment Advisor will provide a continuous investment program for the Trust, including investment research and day-to-day management of the Trust's assets. The Investment Advisor will determine from time to time what securities and other investments will be purchased, retained or sold by the Trust. The Investment Advisor will provide the services under this Agreement in accordance with the Trust's investment objective, policies and restrictions as stated in the Prospectus and resolutions of the Trust's Board of Trustees. The Trust wishes to be informed of important developments materially affecting the Trust and its shareholders, and the Investment Advisor agrees to furnish to the Trust, from time to time, such information as may be appropriate for this purpose. The Investment Advisor further agrees that it:

          (a) will conform with all applicable Rules and Regulations of the Securities and Exchange Commission;

          (b) will place orders pursuant to its investment determinations for the Trust either directly with the issuer or with any broker or dealer. In executing portfolio transactions, the Investment Advisor will use its best efforts to seek on behalf of the Trust the best overall terms available. In assessing the best overall terms available for any transaction, the Investment Advisor shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker-dealer to execute a particular transaction, the Investment Advisor may also consider the brokerage and research services (as those terms are defined in Section 28 (e) of the Securities Exchange Act of 1934) provided to the Trust and any other accounts over which the Investment Advisor exercises investment discretion. The Investment Advisor is authorized, subject to applicable laws and regulations and with the prior approval of the Trust's Board of Trustees, to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Trust which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction in such instances where the Investment Advisor determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer as viewed in terms of that particular transaction or in terms of the overall responsibilities of the Investment Advisor to the Trust. In addition, the Investment Advisor may take into account the sale of the Trust's units in allocating purchase and sale orders for portfolio securities to brokers or dealers (including affiliated brokers and dealers that are affiliated with the Trust, the Investment Advisor or the principal underwriter), provided that the Investment Advisor believes that the quality of execution and the commission are comparable to what they would be by other qualified firms. In no instance, however, will portfolio securities be purchased from or sold to the Investment Advisor, the principal underwriter or any affiliated person of either the Trust, the Investment Advisor or the principal underwriter or any affiliated person of the Trust, the Investment Advisor or the principal underwriter acting as principal in the transaction except to the extent permitted by the Securities and Exchange Commission and the National Association of Securities Dealers, Inc.;

          (c) will maintain all books and records with respect to the Trust's securities transactions which the Trust is required to maintain under applicable laws and will furnish the Trust's Board of Trustees such periodic and special reports as the Board may request; and

          (d) will treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and prior, present or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to, and approval in writing by, the Board of Trustees of the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Investment Advisor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Board of Trustees of the Trust.

     4.   Services Not Exclusive. The investment management services furnished
          -------- --- ---------
by the Investment Advisor hereunder are not to be deemed exclusive, and the Investment Advisor shall be free to furnish similar services to others whether or not for compensation so long as its services under this Agreement are not impaired thereby.

     5.   Books and Records. In compliance with the requirements of Rule 31a-3
          ----- --- -------
under the 1940 Act, the Investment Advisor hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. The Investment Advisor further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required by Rule 31a-1 to be maintained under the 1940 Act.

     6.   Expenses. During the term of this Agreement, the Investment Advisor
          --------
will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions, if any) purchased for the Trust.

     7.   Compensation. For the services provided and the expenses assumed
          ------------
pursuant to this Agreement, effective as of the date of the effectiveness of this Agreement, the Trust will pay the Investment Advisor and the Investment Advisor will accept as full compensation therefor a fee, accrued daily and paid quarterly, at an annual rate of .75 of 1% of the daily net asset value of the
                                ====
Trust.

     If in any fiscal year the aggregate expenses of the Trust (as defined under the securities regulations of any state having jurisdiction over the Trust) exceed the expense limitations of any such state, the Investment Advisor will reimburse the Trust for such excess expenses. The obligation of the Investment Advisor to reimburse the Trust hereunder is limited in any fiscal year to the amount of its fee hereunder for such fiscal year, provided, however, that
                                                  -----------------
notwithstanding the foregoing, the Investment Advisor shall reimburse the Trust for such proportion of such excess expenses regardless of the amount of fees paid to it during such fiscal year to the extent that the securities regulations of any state having jurisdiction over the Trust so require. Such expense reimbursement, if any, will be estimated daily and reconciled and paid on a monthly basis.

     8.   Limitation of Liability. The Investment Advisor shall not be liable
          ---------- -- ---------
for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Investment Advisor in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

     9.   Duration and Termination. This Agreement will become effective at such
          -------- --- -----------
time as shall have been approved by the shareholders of the Trust, in accordance with the requirements under the 1940 Act, and the existing advisory contract with Trainer, Wortham & Co., Inc. shall have been terminated, and, unless sooner terminated as provided herein, shall continue in effect until September 30, 1997, and thereafter for successive periods of twelve months each ending on September 30th of each year, provided such continuance is specifically approved
                             --------
at least annually (a) by the vote of a majority of those members of the Trust's Board of Trustees who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of the Trust. Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by the Trust (by vote of the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of the Trust) on sixty days' written notice or by the Investment Advisor on ninety days' written notice. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meaning of such terms in the 1940 Act.)

     10.  Amendment of this Agreement. No provision of this Agreement may be
          --------- -- ---- ---------
changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment of this Agreement shall be effective until approved by vote of a majority of the outstanding voting securities of the Trust.

     11.  Miscellaneous. The captions in this Agreement are included for
          -------------
convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affect thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Delaware law.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                        FIRST MUTUAL FUNDS


                                        By_____________________________________
                                             Title: President

                                        TRAINER, WORTHAM & CO., INC.



                                        By_____________________________________
                                             Title: Managing Director

PROXY           THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES           PROXY
                      OF FIRST MUTUAL FUNDS (THE "TRUST")

          ANNUAL MEETING -- AUGUST 8, 1996 AT 11:00 A.M. EASTERN TIME

The undersigned hereby revokes all previous proxies for his shares and appoints DAVID P. COMO and DEBRA L. CLARK, and each of them, with the power of substitution, as Proxies, and hereby authorizes them to vote as designated below, as effectively as the undersigned could do if personally present, all the shares of FIRST MUTUAL FUNDS held of record by the undersigned on June 10, 1996, at the Annual Meeting of Shareholders, or any adjournment thereof, to be held at 11:00 a.m. Eastern Time on August 8, 1996 at the offices of Fund/Plan Services, Inc., 2 W. Elm Street, Conshohocken, Pennsylvania.

1.   ELECTION OF A BOARD OF TRUSTEES.

          [_] FOR all nominees listed below                  [_] WITHHOLD AUTHORITY
              (except as marked to the contrary below)           to vote for all nominees listed below

     (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

     James F. Twaddell        David P. Como                 Robert H. Breslin, Jr.             Raymond Eisenberg
             David Elias              Robert S. Lazar                  Martin S. Levine                Therese Thibadeau

2. RATIFICATION OF THE SELECTION OF TAIT, WELLER & BAKER AS THE TRUST'S INDEPENDENT PUBLIC AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 1996.
           [_] FOR                [_] AGAINST              [_] ABSTAIN

3. APPROVAL OF THE PROPOSED AMENDMENTS TO THE INVESTMENT ADVISORY AGREEMENT BETWEEN THE TRUST AND TRAINER, WORTHAM & CO., INC.
           [_] FOR                [_] AGAINST              [_] ABSTAIN

4.   TRANSACTION OF SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.
           [_] FOR                [_] AGAINST              [_] ABSTAIN

                   (Continued and to be signed on reverse.)

 PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY IMMEDIATELY IN THE POSTAGE-PAID
                              ENVELOPE PROVIDED.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES AND WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE UNDERSIGNED'S VOTE, AS A SHAREHOLDER OF FIRST MUTUAL FUNDS, WILL BE CAST FOR THE ELECTION OF ALL TRUSTEES AND FOR PROPOSALS (2) AND (3). IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING ABOUT WHICH THE PROXY HOLDERS WERE NOT AWARE PRIOR TO THE TIME OF THE SOLICITATION OF THE TRUST, AUTHORIZATION IS GIVEN TO THE PROXY HOLDERS TO VOTE IN ACCORDANCE WITH THEIR JUDGEMENT ON SUCH MATTERS. MANAGEMENT IS NOT AWARE OF ANY SUCH MATTERS. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF MEETING AND PROXY STATEMENT DATED JUNE 10, 1996. PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN.

                                                ________________________________

                                                ________________________________
                                                    Signature*

                                             Dated:_______________________, 1996

     * PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY. IF SIGNING FOR AN ESTATE, TRUST OR CORPORATION, TITLE OR CAPACITY SHOULD BE STATED.

================================================================================

 CHECK HERE [_] IF YOU PLAN TO ATTEND THE MEETING. (___ PERSON(S) WILL ATTEND.)
================================================================================